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                                                        Exhibit 23.1





Independent Auditors' Consent


The Board of Directors
Jalate, Ltd.:
We consent to incorporation by reference in the registration statement on Form S-8 of Jalate, Ltd. of our report dated March 3, 1997, relating to the balance sheets of Linroz Manufacturing Company, L.P. as of December 31, 1996 and the related statements of earnings, partners' capital, and cash flows for the year then ended, which report appears in the December 31, 1996 annual report on Form 10-K of Jalate, Ltd.

KPMG PEAT MARWICK LLP
Los Angeles, California
March 27, 1997


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Independent Auditors' Consent


The Board of Directors
Jalate, Ltd.:
We consent to incorporation by reference in the registration statement on Form S-8 of Jalate, Ltd. of our report dated March 3, 1997, relating to the balance sheets of Jalate, Ltd. as of December 31, 1996, and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Jalate, Ltd.

KPMG PEAT MARWICK LLP
Los Angeles, California
March 27, 1997